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                                                                     Exhibit 1.1


                        2,750,000 SHARES OF COMMON STOCK

                              WINSTON HOTELS, INC.

                             UNDERWRITING AGREEMENT

                                                                  March 19, 2002

RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, A DIVISION OF
    SCOTT & STRINGFELLOW, INC.
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

         Winston Hotels, Inc., a North Carolina corporation (the "COMPANY"), proposes to issue and sell to Raymond James & Associates, Inc. and BB&T Capital Markets, a Division of Scott & Stringfellow, Inc. (the "UNDERWRITERS," which term shall also include any underwriters substituted as provided in Section 10 hereof) an aggregate of 2,750,000 shares of Common Stock, $.01 par value per share (the "COMMON STOCK") of the Company (the "FIRM SHARES"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 412,500 shares (the "ADDITIONAL SHARES") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Registration Statement (as defined below).

         Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Shares, the Company will own an approximate 93.8% general partnership interest in WINN Limited Partnership, a North Carolina limited partnership (the "PARTNERSHIP") and will own 100% of the Preferred Units (as defined below) of the Partnership. The Company through its subsidiaries currently owns 48 hotels (individually, a "HOTEL" and collectively, the "HOTELS") as described in the Prospectus Supplement (as defined below) and a 49% interest in three Joint Ventures (as defined below), each of which owns a hotel (collectively, the "JOINT VENTURE HOTELS"). The Partnership or the Company, as applicable, leases 46 of the Hotels to CapStar Winston Company, L.L.C., a wholly owned subsidiary of MeriStar Hotels and Resorts, Inc. (the "LESSEE"), one of the Hotels to Bristol W. Tenant Company, a wholly owned subsidiary of Six Continents Hotels, Inc. ("SIX CONTINENTS") and one of the Hotels to Secaucus Holding Corporation, a wholly owned subsidiary of Prime Hospitality Corp. ("PRIME") pursuant to separate leases (the "LEASES"). Thirty-eight of the Hotels are operated by the Lessee, one Hotel is operated by Six Continents and one Hotel is operated by Prime pursuant to the terms of the Leases. Seven of the Hotels are operated by Interstate Management and Investment Company, a South Carolina corporation ("IMIC") and one Hotel is managed by Hilton Hotels Corporation ("HILTON") pursuant to separate management agreements (the "MANAGEMENT AGREEMENTS"). The Lessee also leases and operates two Joint Venture Hotels and Six Continents leases and operates one Joint Venture Hotel.



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         Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
and the Partnership jointly and severally represent and warrant to each of the Underwriters as follows:

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-3 (Commission File No. 333-32713) and Amendment No. 1 thereto, with respect to the Shares, including the related base prospectus included in the Registration Statement, for the registration under the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations of the Commission thereunder (the "1933 ACT REGULATIONS"), of the offering and sale of up to $200,000,000 aggregate issue price of securities, including the shares of Common Stock. The Company has filed with, or shall promptly hereafter file with, the Commission a final prospectus supplement specifically relating to the Shares pursuant to Rule 424 under the 1933 Act. The Company has included in such Registration Statement, as amended or supplemented at the time of execution of this Agreement (the "EXECUTION TIME"), and has included or will include in the Prospectus (as defined below) all information required by the 1933 Act to be included therein with respect to the Shares and the offering thereof, which information, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such additional information and other changes as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

                  The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement at the time such registration statement became effective (the "EFFECTIVE TIME") including any prospectus included with such Registration Statement, each document incorporated therein by reference and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as defined below), shall also mean such registration statement as so amended; PROVIDED, HOWEVER, that such term shall also include (i) all Rule 430A Information (as defined below) deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the 1933 Act Regulations and (ii) the information contained in the form of any final prospectus or prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act. The term "PROSPECTUS" as used in this Agreement shall mean the final prospectus supplement relating to the Shares, accompanied by the form of base prospectus included in the Registration Statement, in the form in which it is filed with the Commission after the Execution Time pursuant to Rule 424(b) of the 1933 Act Regulations and each document incorporated therein by reference. The term "RULE 430A INFORMATION" means information with respect to the Shares and the offering thereof permitted pursuant to Rule 430A of the 1933 Act Regulations to be omitted from the Registration Statement when it becomes effective.

                  (b) The Registration Statement has been declared effective by the Commission under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.




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                  (c) When the Prospectus is first filed pursuant to Rule 424(b)
         of the 1933 Act Regulations, when any post-effective amendment to the Registration Statement becomes effective, when any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Time or Option Closing Time (as defined below) as applicable,
         (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly authorizing its use in the Registration Statement, which information is identified in Section 6(b) hereof.

                  (d) Each document incorporated by reference in the Registration Statement (an "INCORPORATED DOCUMENT"), as of the date such Incorporated Document became effective with or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "EXCHANGE ACT") (as applicable), and when read together with the other information in the Prospectus, as of the Execution Time and at the Closing Time or Option Closing Time, as applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective with or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and when read together with the other information in the Prospectus, as of the Execution Time and at the Closing Time or Option Closing Time, as applicable, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly authorizing its use therein.

                  (e) The conditions for the use by the Company of a registration statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein.

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus.




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         The Company has been duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Except for the entities listed on SCHEDULE B hereto, the Company does not own or control, directly or indirectly, or own any capital stock or other beneficial interest in any corporation, association or other entity.

                  (g) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the North Carolina Revised Uniform Limited Partnership Act (the "NORTH CAROLINA ACT") with all requisite partnership power and authority to own, lease and operate its properties and the properties it proposes to own, lease and operate as described in the Registration Statement and the Prospectus and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted or proposed to be conducted as described in the Registration Statement and the Prospectus requires such qualification, except where the failure to do so would not have a Material Adverse Effect. The Company is the sole general partner of the Partnership, and at the Closing Time, will be the sole general partner of the Partnership and will own a 93.8% interest in the Partnership, and will hold all of the 3,000,000 9.25% Series A Cumulative Preferred units in the Partnership (the "PREFERRED UNITS").

                  (h) All of the joint ventures in which the Company or the Partnership owns any interest (the "JOINT VENTURES") are listed on SCHEDULE B hereto. The Company's or Partnership's ownership interest in such Joint Venture is set forth on SCHEDULE B.

                  (i) The Company has full corporate right, power and authority to enter into and perform its obligations under this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (j) The Partnership has full partnership right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership, enforceable in accordance with its terms, except to the extent that enforceability may be limited by




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         bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (k) The Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and supplemented prior to the date hereof (the "PARTNERSHIP AGREEMENT"), has been duly authorized, executed and delivered by the Company, as general partner and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that the enforceability of the Partnership Agreement may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                  (l) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares and the execution, delivery and performance of this Agreement and the consummation by the Company and the Partnership of the transactions contemplated hereby has been made or obtained and is in full force and effect, except where the failure to obtain or make any such consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body would not, individually or in the aggregate, have a Material Adverse Effect.

                  (m) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby by the Company or the Partnership, as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, (i) the articles of incorporation, by-laws, certificate of limited partnership or Partnership Agreement, as the case may be, of the Company or the Partnership; (ii) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or the Partnership is a party or to which they, either of them, any of their respective properties or other assets or any Hotel or Joint Venture Hotel is subject; or (iii) any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or the Partnership or any of their respective properties, except in the case of clauses (ii) and (iii) where such conflict, breach, violation or default would not have a Material Adverse Effect; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Partnership, except for any lien, charge, claim or encumbrance that would not have a Material Adverse Effect.

                  (n) The issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly authorized and validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. The Shares conform to the description of the Common




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         Stock contained in the Prospectus. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of North Carolina law.

                  (o) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." Immediately after the Closing Time, 19,674,433 shares of Common Stock will be issued and outstanding, 3,000,000 shares of Preferred Stock will be issued and outstanding and no shares of any other class of capital stock will be issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock and Preferred Stock contained in the Prospectus. None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of shareholders. Except as disclosed in the Prospectus or the Incorporated Documents, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (p) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the 1933 Act or exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                  (q) All of the issued units of limited partnership interest in the Partnership (the "UNITS") have been duly and validly authorized and issued and are fully paid. None of the issued Units has been issued or is owned or held in violation of any preemptive or similar right. None of the issued Units or Preferred Units has been issued in violation of any preemptive right. The Units and Preferred Units have been offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (r) The financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and, to the knowledge of the Company without independent investigation or inquiry, the Lessee as of the dates indicated and the results of operations and cash flows for the Company and, to the knowledge of the Company without independent investigation or inquiry, the Lessee for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the caption "PROSPECTUS SUPPLEMENT SUMMARY - SUMMARY CONSOLIDATED FINANCIAL DATA" present fairly the information shown therein and have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Registration Statement




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         and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

                  (s) PricewaterhouseCoopers LLP, who have examined and reported upon the audited financial statements and schedules of the Company included or incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations. To the Company's knowledge without independent investigation or inquiry, KPMG LLP, who have examined or reported upon the audited financial statements and schedules of the Lessee included or incorporated by reference in the Registration Statement, are, and were during the periods covered by their reports included or incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (t) Neither the Company, the Partnership nor, to the knowledge of the Company without independent investigation or inquiry, the Lessee has sustained, since December 31, 2001, any material loss or interference with its business, taken as a whole, from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company and the Partnership, taken as a whole, (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, results of operations or condition (financial or other) of the Company, the Partnership or, to the knowledge of the Company without independent investigation or inquiry, the Lessee, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or the Partnership, which is material to the business or condition (financial or other) of the Company and the Partnership, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company or with respect to the partnership interests of the Partnership, or (v) any transaction that is material to the Company and the Partnership, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and the Prospectus.

                  (u) The Company, the Partnership or, to the knowledge of the Company, the Joint Ventures, as applicable, will have, at the Closing Time and any Option Closing Time good and marketable title in fee simple to all real property and the improvements located thereon owned by them and described in the Prospectus, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are described in the Prospectus or such as do not, individually or in the aggregate, materially affect the value thereof and do not materially interfere with the Company's, the



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         Partnership's or the Joint Venture's use of the property. No person has an option or right of first refusal to purchase all or part of any Hotel or Joint Venture Hotel or any interest therein, except as disclosed in the Prospectus. Each of the Hotels and, to the knowledge of the Company, Joint Venture Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels and Joint Venture Hotels), except to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect.
         Neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any Hotel or Joint
         Venture Hotel, except such proceedings or actions that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (v) Neither the Company nor the Partnership is in violation of its articles of incorporation, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and except as disclosed in the Prospectus, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Partnership is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future reasonably be expected to have a Material Adverse Effect.

                  (w) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation against the Company or the Partnership or any of the Company's officers or directors, or to which the properties, assets or rights of such entities are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in a Material Adverse Effect or which could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

                  (x) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or the Partnership or certificates, permits or other authorizations from governmental or regulatory officials or bodies required to be obtained or maintained by the Company or the Partnership of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so




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         disclosed and properly described therein. All agreements between the
         Company or the Partnership and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or the Partnership, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                  (y) Except as disclosed in the Prospectus, the Company and the Partnership and, to the knowledge of the Company, each Joint Venture, owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company or the Partnership or, to the knowledge of the Company, any Joint Venture, has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (z) Each of the Company and the Partnership and, to the knowledge of the Company, each Joint Venture, owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, "INTANGIBLES") necessary to entitle any of them to conduct their respective businesses now, and as proposed to be, conducted or operated as described in the Prospectus, and none of the Company or the Partnership or, to the knowledge of the Company, any Joint Venture has received notice of infringement upon or of conflict with (and the Company and the Partnership know of no such infringement upon or of conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

                  (aa) To the Company's knowledge, the Company's and the Partnership's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting controls insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's or the Partnership's financial statements; and, to the Company's knowledge, none of the Company or the Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Partnership, as the case may be, or received or retained any funds, and no funds of the Company or the Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation.

                  (bb) Each of the Company and the Partnership (to the extent not consolidated with the Company) has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon, and no tax deficiency has been asserted against either such entity, nor does either such entity know of any tax deficiency that is likely to be asserted against any such entity which, if determined adversely to any such entity,

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         could have a Material Adverse Effect. All tax liabilities of the
         Company and the Partnership are adequately provided for on the respective books of such entities.

                  (cc) The Company and the Partnership and, to the knowledge of the Company, each Joint Venture maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the Company's knowledge, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Partnership against theft, damage, destruction, acts of vandalism and all other risks, including liability for personal injury, customarily insured against, all of which insurance is in full force and effect.

                  (dd) To the Company's knowledge, no general labor problem exists or is imminent with the employees of the Company, the Partnership or the Lessee.

                  (ee) Each of the Company and the Partnership, and each of their officers, directors and controlling persons, has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 under Regulation M promulgated under the Exchange Act, or designed to, or that might reasonably be expected to, cause or result in or that has constituted or that reasonably might be expected to constitute the stabilization or manipulation of the price of any security of the Company or to facilitate the sale (other than to the Underwriters pursuant to this Agreement) or resale of the Shares.

                  (ff) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.

                  (gg) Except as otherwise disclosed in the Prospectus, neither the Company, the Partnership, nor, to the knowledge of the Company without independent investigation or inquiry, the Lessee or any Joint Venture, has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBS"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "HAZARDOUS MATERIALS"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or the Partnership, including the Hotels and the Joint Venture Hotels (the "REAL PROPERTY") except in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's, the Partnership's and each Joint Venture's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "ENVIRONMENTAL LAWS"), and the Company, the Partnership and each Joint Venture have, and are in material compliance with, all licenses, permits, registrations and government authorizations necessary to operate the Real Property under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, none of the Company or the Partnership or, to the knowledge of the Company, any Joint Venture has received any written or oral notice from any governmental entity or any other person and, to the knowledge of the Company, there is no pending or threatened claim, litigation or any administrative agency proceeding that alleges a violation of any Environmental Laws by the Company, the Partnership, the Lessee or any Joint Venture or that the Company or the Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 ET SEQ. or any state superfund law, has resulted in or could result in the attachment of an environmental lien on any of the Real Property or alleges that the Company or the Partnership is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (hh) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "CODE"), and the Company's method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                  (ii) None of the Company or the Partnership will become, as a result of the transactions contemplated hereby, or will conduct its respective business in a manner which would cause such entity to become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "1940 ACT") and is not required to be registered under the 1940 Act.

                  (jj) The Partnership is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to the Partnership or from transferring any of the Partnership's property or assets to the Company, except as disclosed in the Prospectus.

                  (kk) The Company has applied to list the Shares on the New York Stock Exchange (the "NYSE") and such application has been approved, subject to notice of issuance.

         Any certificate signed by any officer of the Company on behalf of the Company or the Partnership and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         Section 2. SALE AND DELIVERY OF THE SHARES TO THE UNDERWRITERS;
CLOSING.

                  (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE A (the proportion which each Underwriter's share of the total number of the Firm Shares bears to the total number of Firm Shares is hereinafter referred to as such Underwriter's "UNDERWRITING OBLIGATION PROPORTION"), at a purchase price of $8.505 per share (the "PURCHASE PRICE PER SHARE").

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "OVER-ALLOTMENT OPTION") which may be exercised at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the NYSE is open for trading), up to an aggregate of 412,500 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the Over-allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the Underwriter's underwriting obligation proportion.

                  (b) Payment of the purchase price for and delivery of certificates in definitive form representing the Firm Shares shall be made at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303 or at such other place as shall be agreed upon by the Company and you, at 10:00 a.m. E.S.T., on March 25, 2002 (the "CLOSING TIME"). The place of closing for the Firm Shares and the Closing Time may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the office of King & Spalding mentioned above at such time and on such date (the "OPTION CLOSING TIME"), which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Time for such Additional Shares may be varied by agreement between you and the Company.

                  (c) The certificates or book entries representing the Firm Shares and any Additional Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or any Option Closing Time, as the case may be. The certificates or book entries representing the Shares will be made available at the offices of King & Spalding or at such other place as Raymond James & Associates, Inc. may designate for examination and packaging not later than 10:00 a.m. on the last business day prior to the Closing Time. The certificates or book entries evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you at the Closing Time or the Option Closing Time, as the case may be, against payment of the purchase price therefor in immediately available funds.

                  (d) You intend to offer the Shares to the public as set forth in the Prospectus, but after the initial public offering of such Shares you may in your discretion vary the public offering price.

         Section 3. CERTAIN COVENANTS OF THE COMPANY AND THE PARTNERSHIP. The Company and the Partnership covenant and agree with each Underwriter as follows:

                  (a) To amend the Partnership Agreement to issue additional Units to the Company effective upon issuance of the Shares.

                  (b) If the Company elects to rely upon Rule 430A of the 1933 Act Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the 1933 Act Regulations, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time period prescribed. During the period during which the Prospectus is required to be delivered under the 1933 Act in connection with the offering of the Shares, the Company will notify you immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any amended Prospectus shall have been filed, (ii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and
         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will not at any time, during the period during which the Prospectus is required to be delivered under the 1933 Act in connection with the offering of the Shares, file or make any amendment to the Registration Statement or any amendment or supplement to the Prospectus if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or counsel for the Underwriters shall reasonably object to such amendment or supplement.

                  (d) The Company will deliver to each Underwriter, at the Company's expense, from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as each Underwriter may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time such Prospectus is delivered to a purchaser, not misleading, or, if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act or the Exchange Act, the Company will notify you and, upon your request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) which will amend or supplement the Prospectus so that it will not contain an untrue statement or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and in case any Underwriter is required to deliver a prospectus in connection with the sale of any Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter the Company will prepare and deliver to the Underwriters a reasonable number of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

                  (e) The Company will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares.

                  (f) The Company will use its best efforts to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as you may designate. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

                  (g) The Company and the Partnership will use the net proceeds received from the sale of the Shares in the manner specified in the Prospectus under the caption "USE OF PROCEEDS."

                  (h) The Company will furnish to its security holders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of three years after the date hereof, the Company will furnish to you promptly upon request: (i) as soon as available, a copy of each report of the Company mailed to shareholders and which is not publicly available in the Commission's EDGAR database and (ii) from time to time such other public information concerning the Company as you may reasonably request and which is not publicly available in the Commission's EDGAR database.

                  (i) For a period of 90 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, issue, sell, contract to sell, or otherwise dispose of, any shares of common stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock other than the sale of Shares as contemplated by this Agreement, the issuance of options or shares of Common Stock upon the exercise of outstanding options or warrants, the issuance of options or shares of Common Stock under existing stock option and incentive plans, the issuance of Units or of other securities convertible into common stock issued in connection with the acquisition of hotel properties and the issuance of shares of Common Stock upon redemption of Units. In addition, the Company will not consent to the disposition of any shares held by stockholders subject to lock-up agreements prior to the expiration of their respective lock-up periods.

                  (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                  (k) The Company will use its best efforts to maintain the listing of the Shares on the NYSE.

                  (l) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

                  (m) The Company and the Partnership will use their reasonable efforts to conduct their affairs in such a manner so as to ensure that neither the Company nor the Partnership will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the 1940 Act.

                  (n) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to (i) take, directly or indirectly, prior to completion of the distribution of the Shares contemplated by this Agreement, any action resulting in a violation of Rule 102 under Regulation M promulgated under the Exchange Act, or designed to, or that might reasonably be expected to, cause or result in or that has constituted or that reasonably might be expected to constitute the stabilization or manipulation of the price of any security of the Company or to facilitate the sale (other than to the Underwriters pursuant to this Agreement) or resale of the Shares, or
         (ii) sell,
         bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Shares.

                  (o) If at any time during the 30-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially or adversely affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to consult with you, subject to applicable law, concerning such rumor, publication or event.

                  (p) Subject to a determination by the Board of Directors of the Company to the contrary, the Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and (ii) to cause the Partnership to be treated as a partnership for federal income tax purposes.

                  (q) Subject to the terms hereof, the Company and the Partnership will do and perform their respective obligations to the extent required to consummate the transactions contemplated hereby.

                  (r) Prior to the Closing Time and any Option Closing Time, the Company and the Partnership will notify you in writing immediately if any event occurs that renders any of the representations and warranties of the Company or the Partnership contained herein inaccurate or incomplete in any respect.

         Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs, fees and expenses incurred by it in connection with the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the issuance and delivery of the Shares to the Underwriters, including any transfer taxes payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters),
(c) the fees and disbursements of the Company's counsel and accountants, (d) all costs, fees and expenses in connection with the application for listing the Shares on the NYSE, (e) the transfer agent's and registrar's fees, (f) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by the Underwriters to be necessary or desirable to effect the sale of the Shares to the public and (g) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section.

         If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses, including fees and disbursements of Underwriters' counsel, reasonably incurred by the Underwriters in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares.

         Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Partnership contained herein or in certificates of any officer of the Company and the Partnership delivered pursuant to the provisions hereof, to the performance by the Company and the Partnership of their obligations hereunder, and to the following further conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time prior prescribed for such filing by such Rule.

                  (b) At the Closing Time and any Option Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

                  (c) At the Closing Time and any Option Closing Time, you shall have received the opinion of Hunton & Williams, counsel for the Company and the Partnership, dated as of the Closing Time or the Option Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing in good standing under the laws of the State of North Carolina, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at the Closing Time) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description thereof contained in the Prospectus.

                           (iii) The Company has been duly qualified as a
                  foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it is required to be so qualified, except where failure to be so qualified would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause with respect to matters of fact upon certificates of officers of the Company, representations and warranties of the Company herein, and certificates or verbal advice of public officials in such jurisdictions, provided that, with respect to certificates of officers of the

                  Company, such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

                           (iv) The Partnership is a limited partnership duly
                  formed and validly existing under the North Carolina Act, with the partnership power and authority to own and lease its properties and to conduct its business as described in the Prospectus. The Partnership has been qualified as a foreign partnership for the transaction of business under the laws of each other jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this sentence with respect to matters of fact upon certificates of officers of the Company, the general partner of the Partnership, representations and warranties of the Partnership herein, and certificates or verbal advice of public officials of such jurisdictions provided that, with respect to certificates of officers of the Company, such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates). Based solely on a review of the Partnership Agreement, the Company is the sole general partner of the Partnership, and at the Closing Time, will be the sole general partner of the Partnership and will own a 93.8% interest in the Partnership and owns all of the outstanding Preferred Units. To such counsel's knowledge, the Company has no other subsidiaries.

                           (v) Each of the joint venture agreements pursuant to
                  which the Joint Ventures were formed has been duly authorized, executed and delivered by the Company or the Partnership, as applicable, and based solely on a review of the joint venture agreement, the Company's or the Partnership's interest in such Joint Venture as described in SCHEDULE B is reflected in the agreement applicable to such Joint Venture.

                           (vi) To the best of such counsel's knowledge and
                  other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Partnership is a party or of which any property of the Company or the Partnership is the subject which, if determined adversely to the Company or the Partnership would individually or in the aggregate have a Material Adverse Effect, and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (vii) The execution and delivery of this Agreement
                  have been duly authorized by the Company and the Partnership and, this Agreement has been executed and delivered by the Company and the Partnership. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a valid and binding agreement of the Company and the Partnership, respectively, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles and except to the extent that enforcement of the indemnification provisions set forth in
                  Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                           (viii) The issue and sale of the Shares being
                  delivered at the Closing Time or the Option Closing Time by the Company and the compliance by the Company and the Partnership with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (except any conflict, breach, violation or default that (A) would not affect the issuance and sale of the Shares or consummation of the transactions herein contemplated or (B) individually or in the aggregate would not have a Material Adverse Effect, nor will such action result in any violation of the Articles of Incorporation or Bylaws of the Company or the certificate of limited partnership and the Partnership Agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Partnership or any of their properties.

                           (ix) No filing, consent, approval, authorization,
                  order, license, certificate, permit, registration, designation or filing with any court or governmental agency or body is required for the valid authorization, issue, delivery and sale of the Shares or the consummation by the Company and the Partnership of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                           (x) Neither the Company nor the Partnership is an
                  "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

                           (xi) The documents incorporated by reference in the
                  Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time or the Option Closing Time (other than the financial statements and related schedules therein and other financial or statistical data derived directly therefrom and included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

                           (xii) The Company has all requisite corporate power
                  and authority to execute, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein.

                           (xiii) The Partnership has the partnership power and
                  authority to execute this Agreement and to consummate the transactions contemplated herein.

                           (xiv) All of the issued Units of the Partnership have
                  been duly and validly issued by the Partnership and are fully paid. The Units to be issued to the Company at the Closing Time or the Option Closing Time have been duly and validly authorized by the Partnership. When issued and delivered against payment therefor as provided in the Partnership Agreement, such Units will be duly and validly issued and fully paid.

                           (xv) The Registration Statement has become effective
                  under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act.

                           (xvi) To such counsel's knowledge, the conditions for
                  use of a Registration Statement on Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

                           (xvii) The Company was organized and has operated in
                  conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994 through 2001, and the Company's current organization and method of operations should permit the Company to continue to qualify as a REIT under the Code. The descriptions of the law and the legal conclusions contained in the Prospectus Supplement under the caption "Federal Income Tax Consequences of our Status as a REIT" are correct in all material respects and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Shares.

                           (xviii) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to the Closing Time or the Option Closing Time (other than the financial statements and related schedules and other financial or statistical data derived directly therefrom and included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

                  Such counsel shall also state that such counsel has participated in various conferences with officers and employees of the Company and with the Company's independent certified public accountants. At those conferences, the affairs of the Company and the contents of the Prospectus Supplement were discussed and revised. Because of the inherent limitations in the independent verification of factual matters and the character of determinations involved in the preparation of registration statements under the 1933 Act, such counsel is not passing upon, and does not assume any responsibility for, and makes no representation that it has independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specifically set forth in paragraphs
                  (xi), (xvii) and (xviii) above. Also, such counsel does not express any opinion or belief as to any information furnished in writing by the Underwriters expressly for use in the Prospectus Supplement, which information is set forth in the third and eleventh paragraphs under the caption "Underwriting" in the Prospectus Supplement. Subject to the foregoing, on the basis of such counsel's participation in the conferences referred to above and its examination of the documents referred to in such opinion, nothing has come to such counsel's attention that would lead it to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Time or the Option Closing Time (it being understood that such counsel expresses no belief as to the financial statements or schedules or other financial or statistical data derived directly therefrom included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time or the Option Closing Time (it being understood that such counsel expresses no belief as to the financial statements or schedules or other financial or statistical data derived directly therefrom included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Closing Time or the Option Closing Time, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Time or the Option Closing Time (it being understood that such counsel expresses no belief as to the financial statements or schedules or other financial or statistical data derived directly therefrom included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

         In rendering the foregoing opinion, such counsel may rely on the following:

                                    (A) as to matters involving the application
                           of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions of other counsel familiar with the applicable laws (in form and substance and from counsel reasonably satisfactory to Underwriters' counsel). The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon. Copies of all such opinions shall be delivered to Underwriters' counsel.

                                    (B) as to matters of fact, to the extent
                           they deem proper, representations and warranties of the Company and the Partnership herein and on certificates of responsible officers of the Company and the Partnership.

                  (d) At the Closing Time, you shall have received a favorable opinion from King & Spalding, counsel for the Underwriters, dated as of the Closing Time, with respect to the incorporation of the Company, the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

                  (e) At the Closing Time, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform to the requirements of the 1933 Act and the 1933 Act Regulations; the Company shall have complied with Rule 430A and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been since the respective dates as of which information is given in the Registration Statement any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Partnership, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the best of the Company's knowledge, threatened against the Company or the Partnership that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the best knowledge of the Company, threatened against the Company or the Partnership before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect, other than as set forth in the Prospectus, (iv) the Company and the Partnership shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (v) the representations and warranties of the Company and the Partnership set forth in Section 1 shall be accurate as though expressly made at and as of the Closing Time or the Option

         Closing Time. At the Closing Time or the Option Closing Time, you shall have received a certificate executed by the President and Chief Financial Officer of the Company, dated as of the Closing Time or the Option Closing Time, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of their knowledge, threatened under the 1933 Act; and (B) they have reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

                  (f) At the time that this Agreement is executed by the Company, you shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter, dated the date hereof, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company and the Partnership or the Lessee, respectively, within the meanings of the 1933 Act and 1933 Act Regulations, and stating in effect that:

                           (i) in their opinion, the financial statements and
                  any supplementary financial information and schedules included or incorporated by reference in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                           (ii) on the basis of limited procedures (set forth in
                  detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available unaudited financial statements of the Company or the Lessee, respectively, a reading of the minute books of the Company or the Lessee, respectively, inquiries of officials of the Company or the Lessee, respectively, responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) at January 31, 2002 there was any change
                           in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or shareholders' equity of the Company as compared with amounts shown in the December 31, 2001 consolidated balance sheet;

                                    (B) for the period from January 1, 2002 to
                           January 31, 2002, there were any decreases as compared with the corresponding period in the preceding year, in consolidated net sales or in the total income or net income applicable to common shareholders, except as disclosed in such letter;

                                    (C) at a specified date not more than three
                           days prior to the date of delivery of such letter, there was any change in the Company's or the Lessee's, as applicable, capital stock, any increase in the Company's or the Lessee's notes payable or any decrease in shareholders' equity or in the Company's or the Lessee's real estate assets less accumulated depreciation (except for normal depreciation) or total assets from that set forth in the Company's or the Lessee's balance sheet at January 31, 2002, or changes in any other items specified by the Underwriters from that set forth in the Company's or the Lessee's consolidated balance sheet as of January 31, 2002, except as described in such letter, and

                                    (D) for the period from January 31, 2002 to
                           a specified date not more than three days prior to the date of delivery of such letter, there were any decreases in total revenues or net income for the Company or the Lessee, as applicable, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iii) in addition to the procedures referred to in
                  clause (ii) above and the examination referred to in their reports included or incorporated by reference in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company or the Lessee, respectively, which appear or are incorporated by reference in the Registration Statement or the exhibits or schedules thereto or the Prospectus and are specified by you, and have compared such amounts, percentages and financial information with the accounting records of the Company or the Lessee and with material derived from such records and have found them to be in agreement for a period of three years.

                  (g) At the Closing Time or the Option Closing Time, you shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time or the Option Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) above, except that the specified date referred to shall be a date not more than three days prior to the Closing Time or the Option Closing Time.

                  (h) In the event that either of the letters to be delivered pursuant to subsections (f) and (g) above sets forth any such changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company or the Lessee, respectively, responsible for financial and accounting matters and with PricewaterhouseCoopers LLP or KPMG LLP, as applicable, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the capital stock, long-term debt, total assets, real estate assets less accumulated depreciation, net current assets or shareholders' equity of the Company or the Lessee, respectively, as compared with the amounts shown in the condensed consolidated balance sheet of the Company or the Lessee, as applicable, at January 31, 2002, or a material adverse change in revenues or net income for the Company or the Lessee, as applicable, in each case as compared with the results of the Company or the Lessee, as applicable, for the corresponding period of the prior year.

                  (i) At the Closing Time or the Option Closing Time, counsel for the Underwriters shall have been furnished with all such letters, documents, certificates and opinions in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or the Partnership, the performance of any of the covenants of the Company or the Partnership, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time or the Option Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the Underwriters. The Company and the Partnership will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

                  (j) You shall have received a lock-up agreement from each person who is a director or an executive officer of the Company substantially in the form attached hereto as SCHEDULE C.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Not-withstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

         Section 6. INDEMNIFICATION.

                  (a) The Company and the Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company and the Partnership will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Time) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company and the Partnership may otherwise have including under this Agreement.

                  (b) Each Underwriter severally, and not jointly, shall indemnify and hold harmless the Company, each of the directors and officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the

         Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Partnership acknowledge that the statements set forth in the third and eleventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this
         Section 6 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate, at its own expense, in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED HOWEVER, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties provided that the indemnifying party shall only be responsible for the fees and expenses of one set of legal counsel. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under Section 6 or 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (iii) the indemnifying party reaffirms its indemnification obligations pursuant to this Agreement.

         Section 7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Partnership and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Partnership, any contribution received by the Company or the Partnership from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, directors and officers of the Company) as incurred to which the Company, the Partnership and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Partnership on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to (y) the underwriting discount received by the respective Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this

Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, and each director and officer of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligations of the Underwriters to contribute pursuant to this
Section 7 are several in proportion to the respective number of Firm Shares purchased by each of the Underwriters hereunder and not joint.

         Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations. warranties, indemnities, agreements and other statements of the Company or the Partnership or officers of the Company set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Partnership or any Underwriter or controlling person, with respect to an Underwriter or the Company or the Partnership, and will survive delivery of and payment for the Shares or termination of this Agreement.

         Section 9. EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

                  (a) This Agreement shall become effective upon its execution. Notwithstanding the foregoing, the provisions of this Section 9 and of Sections 1, 4, 6 and 7 hereof shall at all times be in full force and effect.

                  (b) You shall have the right to terminate this Agreement at any time prior to the Closing Time or to terminate the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Option Closing Time, as the case may be, if (A) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (B) trading in securities generally on the New York Stock Exchange or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority having jurisdiction, (C) a general moratorium on commercial banking activities shall have been declared by either federal, North Carolina or New York authorities, (D) any downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock, or (E) (i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States that result in a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis or any change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States of any such event in (i) or (ii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

                  (c) Any notice of termination pursuant to this Section 9 shall be in writing.

                  (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10(b)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith. If this Agreement shall be terminated pursuant to Section 9(b) hereof, then no party shall have any liability hereunder.

         Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares that it or they are obligated to purchase pursuant to this Agreement (the "DEFAULTED SECURITIES"), you shall have the right, within 36 hours thereafter, to make arrangements for the non-defaulting Underwriters or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not complete such arrangements within such 36-hour period, then:

                  (a) If the aggregate number of Shares which are Defaulted Securities does not exceed 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting proportions bear to the aggregate underwriting obligation proportions of all non-defaulting Underwriters; and

                  (b) If the aggregate number of Shares which are Defaulted Securities exceeds 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve the defaulting Underwriter from liability in respect of its default.

         In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time or Option Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this
Section 10.

         Section 11. DEFAULT BY THE COMPANY. If the Company shall fail at the Closing Time or Option Closing Time to sell and deliver the aggregate number of Shares that it is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party, except to the extent provided in Section 4 and except that the provisions of Section 6 and 7 shall remain in effect.

         No action taken pursuant to this Section 11 shall relieve the Company from liability, if any, in respect to such default.

         Section 12. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716 (with a copy sent in the same manner to King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, Attention: Alan J. Prince, Esq.); and notices to the Company and the Partnership shall be directed to them at Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27612, Attention: Robert W. Winston, III (with a copy sent in the same manner to Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219-4074, Attention:
David C. Wright, Esq.).

         Section 13. PARTIES. This Agreement is made solely for the benefit of and is binding upon the Underwriters, the Company and the Partnership and, to the extent provided in Section 6, any person controlling the Company, the Partnership, or any of the Underwriters, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the Underwriters of the Shares.

         All of the obligations of the Underwriters hereunder are several and not joint.

         Section 14. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of New York. Specified time of the day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

         Section 15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Partnership and the several Underwriters in accordance with its terms.

                                       Very truly yours,



                                       WINSTON HOTELS, INC.



                                       By: /s/ James D. Rosenberg
                                           -------------------------------------
                                           Name:  James D. Rosenberg
                                           Title: President and Chief Operating
                                                  Officer



                                       WINN LIMITED PARTNERSHIP


                                       By: Winston Hotels, Inc., general partner



                                           By: /s/ James D. Rosenberg
                                               ---------------------------------
                                                Name:  James D. Rosenberg
                                                Title: President and Chief
                                                       Operating Officer


Confirmed and accepted as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, A DIVISION OF
    SCOTT & STRINGFELLOW, INC.

BY: RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ Vick Seth
    ---------------------------------
Name:  Vick Seth
Title: Managing Director

                                   SCHEDULE A

Underwriters                              Number of Firm Shares to be Purchased
------------                              -------------------------------------
Raymond James & Associates, Inc.                        1,925,000
BB&T Capital Markets, a Division of
     Scott & Stringfellow, Inc.                           825,000

                          Total                         2,750,000

                                   SCHEDULE B


                                                                                                    State of
Name of Subsidiary                                Parent                      Ownership            Formation
------------------                                ------                      ---------            ---------

Winston Manager Corporation                   Winston Hotels, Inc.                  100%              Virginia

WINN Limited Partnership                      Winston Hotels, Inc.                 93.8%(1)        North Carolina

Winston SPE, LLC                              WINN Limited Partnership              100%              Virginia

Barclay Hospitality Services, Inc.            Winston Hotels, Inc.                   49%           North Carolina

Marsh Landing Hotel Associates, LLC(2)        WINN Limited Partnership               49%              Delaware

Windsor Hotel Associates, LLC(2)              WINN Limited Partnership               49%              Delaware

Evanston Hotel Associates, LLC(2)             WINN Limited Partnership               49%              Delaware


In addition to the good standing certificate that the Company will deliver for Winston Hotels, Inc. in North Carolina at the Closing Time and the Option Closing Time, if any, good standing certificates will be delivered for each of the above listed entities at the Closing Time and the Option Closing Time, if any. In addition, the Company will deliver foreign qualification good standing certificates for WINN Limited Partnership in the following jurisdictions:

Georgia
Florida
Texas
New York
New Jersey
South Carolina
Arizona

The opinion of Hunton & Williams regarding valid existence, good standing and foreign qualification of Winston Hotels, Inc. and the subsidiaries listed above will be based solely on the good standing certificates obtained and delivered as described above.

------------------
         (1) As adjusted for the offering.

         (2) Joint Venture Entity

                                   SCHEDULE C

                                 March 19, 2002

Raymond James & Associates, Inc.
800 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Equity Capital Markets

                   Re: WINSTON HOTELS, INC. LOCK-UP AGREEMENT

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by Winston Hotels, Inc., a North Carolina corporation (the "Company"), of its common stock, $.01 par value (the "Stock").

         In order to induce you and the other underwriters for which you act as representatives (the "Underwriters") to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of Raymond James & Associates, Inc. ("Raymond James"), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security. The foregoing shall not apply to (1) BONA FIDE gifts by the undersigned, provided that each resulting transferee of Relevant Securities executes and delivers to you an agreement satisfactory to you certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, and (2) redemptions by the undersigned of units of limited partnership interest in Winn Limited Partnership in accordance with the terms and conditions of the Partnership Agreement of Winn Limited Partnership, provided that any shares of Stock acquired by the undersigned pursuant to any such redemption shall be subject to the restrictions contained in this Agreement.

         The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of Raymond James, during the Lock-up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

                                       Very truly yours,


                                       By:
                                           -------------------------------------

                                       Print Name:
                                                   -----------------------------